UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2007
OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31581	77-0411346
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
46335 Landing Parkway
Fremont, California 94538
(Address of principal executive offices) (Zip code)
(510) 933-7200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 19, 2007, Oplink Communications, Inc. (“Oplink”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Oplink, Oplink Acquisition Corporation, a newly-formed, wholly owned subsidiary of Oplink (“Merger Sub”) and Optical Communication Products, Inc. (“OCP”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into OCP (the “Merger”), with OCP continuing as the surviving corporation of the Merger.
     Pursuant to the Merger Agreement, Oplink will acquire the 41.9% of OCP’s outstanding common stock not currently held by Oplink.
     In the Merger, each share of common stock of OCP (other than shares owned by Oplink, shares owned by OCP and shares owned by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $1.65 per share in cash, without interest. In addition, in connection with the Merger, Oplink will assume all outstanding stock options issued pursuant to OCP’s stock option plans, which will become options to purchase shares of Oplink common stock.
     The Board of Directors of OCP (the “OCP Board”) approved the Merger Agreement following the recommendation and approval of a special committee comprised of outside directors of the OCP Board who are independent of Oplink (the “Special Committee”).
     Oplink, Merger Sub and OCP have made customary representations and warranties in the Merger Agreement. In addition, OCP has agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions which permit the OCP Board to comply with its fiduciary duties, enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions. Additionally, subject to certain exceptions which permit the OCP Board to comply with its fiduciary duties, OCP has agreed that the OCP Board will not withdraw its unanimous recommendation that OCP’s stockholders vote in favor of the Merger and the Merger Agreement. Oplink has also agreed not to take certain actions as stockholder of OCP and not vote the shares of OCP common stock it holds in certain ways as described in more details below and in the Merger Agreement.
     Consummation of the Merger is subject to certain conditions, including, among other things, approval of the Merger Agreement by holders of two-thirds of the outstanding OCP shares not currently held by Oplink.
     Concurrent with the execution of the Merger Agreement, Dr. Muoi V. Tran resigned from the OCP Board and OCP expanded the OCP Board to nine members with the appointments of Joseph Y. Liu, Chieh Chang, Leonard J. Leblanc and Jesse W. Jack, current members of the Board of Directors of Oplink, and Dr. Robert Shih, an Oplink officer.
     In connection with the execution of the Merger Agreement, OCP amended its bylaws (the “Bylaw Amendment”) to (i) provide the Special Committee with broad authority relating to the Merger; and (ii) adopt a supermajority voting requirement of eight of nine directors to approve certain corporate actions relating to the Special Committee, replacement of senior management and the oversight of the financial reporting and auditing responsibilities of the OCP Board and OCP. The foregoing summary of the Bylaw Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bylaw Amendment attached as Exhibit A to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
     Pursuant to the Merger Agreement, following the appointment of Oplink’s designees to the OCP Board until the earlier of the termination of the Merger Agreement and the Effective Time (as defined in the Merger Agreement), Oplink agreed not to take any action in its capacity as stockholder of OCP that is reasonably likely to materially and adversely affect the supermajority voting requirements of the OCP Board as set forth in the Merger Agreement and the Bylaw Amendment, and the delegation of authority to the Special Committee pursuant to the Bylaw Amendment or otherwise.
     Pursuant to the Merger Agreement, following the appointment of Oplink’s designees to the OCP Board until the earlier of the termination of the Merger Agreement and the Effective Time, Oplink agreed (i) not to vote in its capacity as stockholder of OCP to remove the members of the Special Committee from the OCP Board or the Special Committee, or amend the bylaws of OCP; and (ii) at any election of directors to vote to reelect the members of the Special Committee; provided, however, that nothing in the Merger Agreement or the Bylaw Amendment shall be deemed or construed as limiting or preventing Oplink from voting its shares of OCP common stock at the Stockholders’ Meeting (as defined in the Merger Agreement) in favor of the election of persons designated by it to be directors of OCP, or the Merger and the Merger Agreement.
     The foregoing summary of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Oplink. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Oplink, OCP or Merger Sub or any of their respective subsidiaries or affiliates.
Additional Information and Where to Find It
     This communication may be deemed to be solicitation material in respect of the proposed acquisition of the remaining shares of OCP by Oplink. In connection with such proposed acquisition, OCP will file a proxy statement and other materials with the SEC. We urge investors to read the proxy statement and these other materials carefully when they become available because they will contain important information about OCP and the proposed acquisition. Investors will be able to obtain free copies of the proxy statement and proxy card (when available) as well as other filed documents containing information about OCP at http://www.sec.gov, the SEC’s Web site. Free copies of OCP’s SEC filings are also available on the investor relations portion of OCP’s web site at www.ocp-inc.com.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Oplink Communications, Inc., Oplink Acquisition Corporation and Optical Communication Products, Inc. dated as of June 19, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.
Date: June 25, 2007	By:	/s/ Joseph Y. Liu
		Name:	Joseph Y. Liu
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Oplink Communications, Inc., Oplink Acquisition Corporation and Optical Communication Products, Inc. dated as of June 19, 2007.